Exhibit 99.6

Consent

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Broadcom Limited (“Broadcom-Delaware”), and any amendments or supplements thereto, as a person who is to become a director of Broadcom-Delaware following the completion of the Transaction (as defined in the Registration Statement) and to the filing of this consent as an exhibit to the Registration Statement.

Very truly yours,

/s/ Donald Macleod
Name: Donald Macleod
Date: February 23, 2018